Exhibit 99.2

Green Energy Management Services, Inc.

Balance Sheets

June 30, 2010 and December 31, 2009

	(Unaudited)	(Audited)
ASSETS	06/30/10	12/31/09
Current assets:
Cash	$6,006	$18,241
Contract receivables	75,963	220,652
Prepaid expenses	-	3,710
Total current assets	81,969	242,603
Property and equipment-net	71,493	79,339
Other assets	6,878	-
Total assets	$160,340	$321,942

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities:
Line of Credit	$200,614	$195,000
Note payable	11,853	10,877
Accounts payable - trade	294,438	222,370
Advances from stockholders	-	38,550
Other accrued liabilities	223,886	3,802
Total current liabilities	730,791	470,599
Note payable - long-term portion	46,139	52,351
Total liabilities	776,930	522,950
Stockholder's equity (deficit):
Capital stock - no par - 1,000 shares authorized - 1,000 shares issued and outstanding	1,000	1,000
Retained earnings (deficit)	(617,590)	(202,008)
Total stockholders' (deficit)	(616,590)	(201,008)
Total liabilities and stockholders' (deficit)	$160,340	$321,942

The accompanying notes are an integral part of these financial statements.

Green Energy Management Services, Inc.

Statements of Income (Loss) and Retained Earnings (Deficit)

for the six months ended June 30, 2010 and 2009
(Unaudited)

	06/30/10	06/30/09
Income:
Contract revenue earned	$291,311	$960,355
Cost of revenue earned	270,163	960,558
Gross profit (loss)	21,148	(203)

General and administrative expenses:
Salaries and compensation	152,614	91,765
Vehicle expenses	11,536	25,281
Bad debts	-	-
Start-up expenses	163,760	-
Depreciation	7,847	4,342
Insurance	21,206	9,070
Entertainment and travel	5,032	3,696
Telephone	3,722	4,395
Taxes and licenses	19,684	14,052
Office	9,566	10,336
Miscellaneous	1,368	565
Rent	14,025	10,050
	410,360	173,552
Loss before other income (expense)	(389,212)	(173,755)
Other income (expense):
Interest income	8	-
Interest expense	(8,282)	(5,199)
Total other expense	(8,274)	(5,199)
Net loss	(397,486)	(178,954)
Retained earnings (deficit) - beginning of period	(202,008)	(112,822)
Distributions	(18,096)	-
Retained earnings (deficit) - end of period	$(617,590)	$(291,776)

The accompanying notes are an integral part of these financial statements.

Green Energy Management Services, Inc.

Statements of Cash Flows

for the six months ended June 30, 2010 and 2009
(Unaudited)

	06/30/10	06/30/09
Cash flows from operating activities:
Net loss	$(397,486)	$(178,954)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	7,847	4,342
(Increase) decrease in:
Contract receivables	144,689	84,226
Prepaid expenses	3,710	2,212
Other assets	(6,878)	1,440
Increase (decrease) in:
Accounts payable-trade	72,068	27,358
Billings in excess of costs and estimated earnings on uncompleted contracts	-	(29,292)
Advances from shareholders	(38,550)	20,000
Accrued liabilities	220,084	383
Net cash provided by (used in) operating activities	5,484	(68,285)

Cash flows from financing activities:
Net borrowings on line of credit	5,614	45,001
Repayment of debt on installment notes	(5,237)	-
Distributions	(18,096)	-
Net cash provided by (used in) financing activities	(17,719)	45,001
Net decrease in cash	(12,235)	(23,284)
Cash - beginning of period	18,241	70,143
Cash - end of period	$6,006	$46,859

Supplemental disclosure of cash flow information:
Cash payments for interest	$8,282	$5,199

The accompanying notes are an integral part of these financial statements.

Green Energy Management Services, Inc.

Notes to the Financial Statements

June 30, 2010 and December 31, 2009

Note 1- Summary of significant accounting policies –

Nature of operations

Southside Electric, Inc. (the Company) is a Northeast-based electrical unionized contractor specializing in light commercial construction and residential projects.  Incorporated in March 1990, the Company mainly operates in the New Jersey and New York City region.

Recognition of income on construction contracts

The Company is on the percentage of completion method for recognizing profits on fixed price contracts for financial reporting purposes and on the cash basis method for income tax purposes.  Estimates of percentage of completion are based on direct costs incurred to date as a percentage of the latest estimate of total costs anticipated. This method is used because management considers costs incurred to be the best available measure of progress on these contracts.  Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the company's estimates of costs and revenues will change in the near future.  Provisions for anticipated losses on contracts are made when such losses become apparent.  Profits on cost-plus contracts are recognized as costs are incurred for both financial reporting purposes and  income tax purposes.

Income taxes

All tax effects of the Company's income or loss are passed through to the individual stockholders.  For income tax purposes, the Company files utilizing the cash basis of accounting and uses accelerated methods of depreciation for capitalized assets.

The Company files income tax returns in the U.S. federal jurisdiction and the State of New Jersey.  With few exceptions, the Company is no longer subject to federal and state income tax examinations by tax authorities for the years before 2006.  Any interest and penalties assessed by income taxing authorities are not significant and are included in general and administrative expense in these financial statements.

Property and equipment

The Company records its property and equipment at cost and provides for depreciation using the straight-line method for financial reporting purposes and accelerated methods for income tax reporting purposes.

Statements of cash flows

For purposes of reporting cash flows, cash includes certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Receivables

The Company provides construction services to a diversified group of customers.  Unsecured credit is extended based on an evaluation of each customer's financial condition.  Uncollectible accounts receivable are charged directly against earnings when they are determined to be uncollectible.  Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

Estimates

Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates.  Costs to complete or estimated profits on uncompleted lump-sum contracts are management’s best estimate based on facts and circumstances at that time.

Advertising

The Company expenses advertising costs as they are incurred.  There were no advertising costs for the period June 30, 2010 and 2009.

Note 2 – Contract receivables

At June 30, 2010 and December 31, 2009, the following is a list of receivables outstanding.
	06/30/10	12/31/09
Billed:
Completed contracts	$75,963	$220,652

Balances outstanding more than 90 days in billed receivables are $ 39,101 for June 30, 2010 and $ 107,451 for December 31, 2009.

Note 3 – Property and equipment

The detail of property and equipment at June 30, 2010 and December 31, 2009 is as follows:

	06/30/10	12/31/09

Vehicles	$129,752	$103,366
Less: accumulated depreciation	(58,259)	(24,027)
	$71,493	$79,339

Note 4 - Notes Payable

In 2009, the Company purchased a vehicle which is financed by Mercedes Benz Financial Services.  The terms of the note are 66 payments of $ 1,098 with an interest rate of 3.90%.  The total financed was $65,000 and the outstanding principal balance at June 30, 2010 was $57,992 and December 31, 2009 was $63,228.

The maturities of the long-term portion at June 30, 2010 and December 31, 2009 are as follows:

	06/30/10	12/31/09
2011	$-	$11,309
2012	-	11,758
2013	12,934	12,225
2014	14,227	12,711
2015	15,650	4,348
2016	3,328	-
	$46,139	$41,042

As of June 30, 2010 and December 31, 2009, the Company had a $200,000 and $195,000, respectively, line of credit with a bank.  Any borrowings under the line of credit will be repaid at an interest rate of prime plus 2 percent, which was 3.5% at June 30, 2010.  The line of credit is secured by the continuing guaranty of the stockholders, and it expires on March 14, 2011.

Note 5– Trade accounts payable

The Company had trade payables outstanding at June 30, 2010 and December 31, 2009 of $ 294,438 and $ 222,370, respectively.    Included in these amounts are subcontractor payables of $ 45,968 at both June 30, 2010 and $ 3,360 December 31, 2009.  All accounts are expected to be paid within one year.

Note 6 - Accrued liabilities

The detail of accrued liabilities at June 30, 2010 and December 31, 2009 is as follows:

	06/30/10	12/31/09
Accrued startup expenses	$215,473	$-
Due to related parties	8,413	-
Payroll tax liabilities	614	3,802
	$224,500	$3,802

Note 7 – Operating leases

The Company leases its office and warehouse space for $1,675 as an operating lease agreement which expires March 31, 2010 and was renewed for $1,875 a month through March 31, 2011. The Company paid total rents of $14,025 and $20,100 for the period June 30, 2010 and for the year ended December 31, 2009, respectively.

 The Company also leases vehicles through operating leases which expire at various dates.  For the six months ended June 30, 2010 and for the year ended 2009, total vehicle rents paid were $ 7,739 and $ 34,754, respectively, which are included in costs of revenue and general and administrative expenses in these financial statements.   Total minimum lease commitments on the vehicles at June 30, 2010 and December 31, 2009 are as follows:

	06/30/10	12/31/09
2010	$-	$37,377
2011	10,863	11,350
2012	2,603	-
	$13,466	$48,727

Note 8 – Concentration of customers

At December 31, 2009, the Company had approximately 46% of its total revenue with three customers. For the six months ended June 30, 2010 the Company did not have more than 10% of its revenue with any one customer.

Note 9 - Surety bonds

In the normal course of its business, the Company may subcontract to various specialty contractors who may or may not have obtained surety bonds.  Management has adequate controls in place to monitor the pre-qualifications and performance of the subcontractors.  Therefore, no accruals have been considered necessary by management for financial guarantees related to the non-bonded subcontractors.

The Company had no outstanding surety bonds at June 30, 2010 and December 31, 2009.

Note 10 – Concentration of credit risk

The Company maintains cash accounts with commercial banks, the balances of which may periodically exceed the federally insured amount.

Note 11 - Subsequent Event

The Company entered into a reverse triangular merger agreement dated March 29, 2010 with a publicly traded company, CDSS Wind Down, Inc.  The combined company's common stock will be traded on the Over-The-Counter Bulletin Board (OTCBB) electronic stock exchange.  The Company completed the merger on  August 20, 2010.

The Company evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through August 20, 2010, the date which the financial statements were available to be issued.